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SILICON VALLEY BANK

                           LOAN AND SECURITY AGREEMENT

BORROWER:    ASPEN TECHNOLOGY, INC., A DELAWARE CORPORATION
ADDRESS:     TEN CANAL PARK
             CAMBRIDGE, MASSACHUSETTS 02141

BORROWER:    ASPENTECH, INC., A TEXAS CORPORATION
ADDRESS:     TEN CANAL PARK
             CAMBRIDGE, MASSACHUSETTS 02141

BORROWER:    HYPROTECH COMPANY, A CORPORATION ORGANIZED UNDER THE LAWS OF
             NOVA SCOTIA, CANADA
ADDRESS:     TEN CANAL PARK
             CAMBRIDGE, MASSACHUSETTS 02141

DATE:        JANUARY 30, 2003


THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Silicon") and the borrowers named above (jointly and severally, individually and collectively, "Borrower"), with offices located at the above address ("Borrower's Address"). The Schedule and Exhibits to this Agreement (the "Schedule" and the "Exhibits," respectively) shall for all purposes be deemed to be part of this Agreement, and the same are integral parts of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.       LOANS.

         1.1 LOANS. Silicon will make loans to Borrower (the "Loans"), up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of any Reserves for accrued interest and such other Reserves as Silicon (upon prior written notice to Borrower setting forth the basis of such deduction) deems proper from time to time. Amounts borrowed may be repaid and reborrowed during the term of this Agreement.

         1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall, after being due and payable, bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon.

         1.3 OVERADVANCES. If at any time or for any reason the total of all outstanding Loans and all other Obligations (other than pursuant to the Exim Agreement) exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon on demand the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at a rate equal to the interest rate which would otherwise be applicable to the Overadvance, plus an additional two percent (2%) per annum.

         1.4 FEES. Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.


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         1.5 LETTERS OF CREDIT. In addition to Section 1.6 and Section 1.7, at the request of Borrower and provided no Default or Event of Default has occurred and is continuing, Silicon shall issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance reasonably satisfactory to Silicon in its sole discretion (collectively, "Letters of Credit"). The aggregate undrawn amount of all outstanding Letters of Credit from time to time (plus all Silicon exposure under any foreign exchange contracts and Cash Management Services entered into under Sections 1.6 and 1.7 hereof) shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder. Each Letter of Credit may have an expiry date later than the Maturity Date provided, as further set forth in Section 6.2 hereof, Borrower's Letter of Credit reimbursement obligation shall be secured by cash (in such amounts as set forth in Section 6.2) on terms acceptable to Silicon on and after (i) the Maturity Date or (ii) the occurrence and continuance of an Event of Default hereunder. Borrower shall pay all customary bank charges (including charges of Silicon) for the issuance of Letters of Credit, including those charges described on the Schedule. Any payment by Silicon under or in connection with a draw on any Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Borrower hereby agrees to indemnify, save, and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, reasonable expenses, and reasonable attorneys' fees incurred by Silicon arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Silicon and opened for Borrower's account or by Silicon's interpretations of any Letter of Credit issued by Silicon for Borrower's account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto except any such arising out of the gross negligence or willful misconduct of Silicon or its agents. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon's indemnification of any such issuing bank except any such arising out of the gross negligence or willful misconduct of Silicon or its agents. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between Borrower and Silicon relating to Letters of Credit are cumulative.

         1.6 FOREIGN EXCHANGE SUBLIMIT. In addition to Section 1.5 and Section 1.7, Borrower may use up to the amount set forth on the Schedule in connection with foreign exchange forward contracts with Silicon under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the "FX Contract"). Silicon shall subtract up to a maximum of 10% of the amount of each outstanding FX Contract from the foreign exchange sublimit (the "FX Reserve"). Silicon may terminate the FX Contracts if an Event of Default occurs.

         1.7 CASH MANAGEMENT SERVICES SUBLIMIT. In addition to Section 1.5 and
Section 1.6, Borrower may use up to the amount set forth on the Schedule for Cash Management Services. Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Loans hereunder. Any amounts Silicon pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Loans hereunder and will accrue interest at the interest rate applicable to Loans.

         1.8 DESIGNATION OF AGENT. Each Borrower hereby designates Aspen Technology, Inc. (the "Agent") as the agent of that Borrower to discharge the duties and responsibilities of the Agent as provided herein.

         1.9 OPERATION OF AGREEMENT. (a) Except as otherwise permitted by Silicon or as directed by the Agent in writing, loans hereunder shall be requested solely by the Agent as agent for each Borrower.


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                  (b) Any Loan which may be made by Silicon under this Agreement and which is directed to the Agent is received by the Agent in trust for the Borrowers. The Agent shall distribute the proceeds of any such Loan solely to, or for the benefit of, a Borrower in accordance with the terms of this Agreement. Each Borrower shall be directly indebted to Silicon for each Loan distributed to any Borrower by the Agent, together with all accrued interest thereon, as if that amount had been advanced directly by Silicon to a Borrower (whether or not the subject Loan was based upon the accounts and/or inventory or other assets of the Borrower which actually received such distribution), in addition to which each Borrower shall be liable to Silicon for all Obligations under this Agreement, whether or not the proceeds of the Loan are distributed to any particular Borrower.

                  (c) Silicon shall have no responsibility to inquire as to the distribution of Loans made by Silicon through the Agent as described herein.

         1.10 LOANS DIRECTLY TO BORROWER. (a) If, for any reason, and at any time during the term of this Agreement,

                           (i) any Borrower, including the Agent, as agent for each Borrower, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by Silicon in Silicon's reasonable discretion); or

                           (ii) Silicon deems it inexpedient (in Silicon's reasonable discretion) to continue making Loans to or for the account of any particular Borrower, or to channel such loans and Loans through the Agent, then Silicon may make Loans directly to such Borrower as Silicon determines to be expedient.

                  (b) Each Borrower shall remain liable to Silicon for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral) notwithstanding any determination by Silicon to cease making Loans to or for the benefit of any Borrower.

         1.11 CONTINUATION OF AUTHORITY OF AGENT. The authority of the Agent to request Loans on behalf of, and to bind, each Borrower, shall continue unless and until Silicon acts as provided in Section 1.10, above, or Silicon actually receives:

                  (a) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Agent, which notice is executed by the respective Officers of each Borrower (other than the President of the Agent being replaced) then eligible for borrowing under this Agreement; and

                  (b) written notice from the successor Agent (i) accepting such appointment; (ii) acknowledging that the removal and appointment has been effected by the respective Officers of each Borrower eligible for borrowing under the within Agreement; and (iii) acknowledging that from and after the date of appointment, the newly appointed Agent shall be bound by the terms hereof, and that as used herein, the term "Agent" shall mean and include the newly appointed Agent.

         1.12 INDEMNIFICATION. The Agent and each Borrower respectively shall indemnify, defend, and save and hold Silicon harmless from and against any liabilities, claims, demands, reasonable expenses, or losses made against or suffered by Silicon on account of, or arising out of, this Agreement, Silicon's reliance upon Loan requests made by the Agent, or any other action taken by Silicon hereunder or under any of Silicon's various agreements with the Agent and/or any Borrower and/or any other person arising under this Agreement, except any such arising out of the gross negligence or willful misconduct of Silicon or its agents.

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2.  SECURITY INTEREST.

         2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, and the performance of each of the Borrower's duties under this Agreement and all documents executed in connection herewith, Borrower hereby grants to Silicon a continuing security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Inventory, Equipment, Payment Intangibles, Letter-of-Credit Rights, Supporting Obligations, Receivables, and General Intangibles, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Silicon's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Silicon may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"). Subject to this
Section 2.1, Section 8 of the Schedule and the definition of Permitted Liens, the security interest granted herein shall be a first priority security interest in the Collateral. The Collateral may also be subject to Permitted Liens. Borrower may also maintain Deposit Accounts and securities accounts at other financial institutions in accordance with the Section 8 of the Schedule, Silicon may, while an Event of Default continues, place a "hold" on any Deposit Account pledged as collateral. Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior consent from Silicon, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Silicon's business or financial condition. Borrower shall take such steps as Silicon reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Silicon to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Agreement only with respect to Exim Eligible Foreign Accounts (as such terms are defined in the Exim Agreement) related thereto is subject to and subordinate to the security interest granted to Silicon in the Exim Agreement with respect to such Exim Eligible Foreign Accounts, but only to the extent any advances are actually made to the Borrower under the Exim Agreement based upon such Exim Eligible Foreign Accounts. If Borrower shall at any time, acquire a commercial tort claim in excess of $250,000, Borrower shall promptly notify Silicon in a writing signed by Borrower of the brief details thereof and grant to Silicon in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Silicon. The Collateral, however, does not include Intellectual Property. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property. As used herein,
(i) "Intellectual Property" means: any and all Copyrights, any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held, any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held, all Mask Works or similar rights available for the protection of semiconductor chips, all Patents; any Trademarks, all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; (ii) "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; (iii) "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; (iv) "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and (v) "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks. Notwithstanding the foregoing, with respect to the shares of stock of Borrower's subsidiaries organized under a jurisdiction outside of the United States (each, a "Foreign Subsidiary"), the term Collateral shall include only 65% of the shares owned by Borrower in each such Foreign Subsidiary. Notwithstanding the foregoing, the Collateral shall not include the New Accenture Collateral.


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         2.2. RELEASE OF CERTAIN COLLATERAL. Provided no Default then exists,
Silicon agrees to enter into an amendment to this Agreement in form and substance reasonably satisfactory to Silicon and Borrower (the "Amendment") to modify the Collateral to a first priority security interest only on Borrower's Payment Intangibles, Receivables and proceeds thereof, upon Borrower's achievement of net income in excess of $2,500,000 per quarter for two (2) consecutive quarters. Any such modification of the Collateral shall only be effective upon execution of the Amendment by Silicon and Borrower.

         2.3 ACCENTURE COLLATERAL Notwithstanding anything to the contrary contained in this Agreement, the Exim Agreement or the Negative Pledge Agreement, Silicon acknowledges that Accenture LLP ("Accenture") currently has a lien on certain of Borrower's personal property (the "Old Accenture Collateral") pursuant to the terms of the security agreement between Accenture and Borrower dated August 16, 2002, which lien secures not more than $8,000,000 (the "Accenture Debt"). Simultaneously with the execution of this Agreement, Borrower shall cause Accenture to release and terminate its lien on the Old Accenture Collateral and Borrower will grant to Accenture a lien on the New Accenture Collateral to secure the Accenture Debt. As used in this Agreement, "New Accenture Collateral" shall mean specific Receivables and the proceeds thereof with a face amount of not more than the lesser of (i) $13,415,000 or (ii) two
(2) times the outstanding principal amount of the Accenture Debt, which Receivables (A) have been disclosed in writing to Silicon within five Business Days of giving such lien, (B) are not included for borrowing hereunder as an Eligible Receivable, and (C) do not, in any event, meet Minimum Eligibility Requirements hereunder. As further described in Section 2.1 hereof, the Collateral does not include the New Accenture Collateral; provided, however, after the Accenture Debt has been repaid, Borrower shall grant to Silicon a security interest in the New Accenture Collateral or such portion of the New Accenture Collateral that then exists.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

         3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower taken as a whole. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

         3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

         3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule except for Collateral in transit or Collateral which moves in the ordinary course of business. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business with assets with a value in excess of $500,000, changing its chief executive office, changing its state of formation or moving any of the Collateral in excess of $500,000 to a location other than Borrower's Address or one of the locations set forth on the Schedule, except for Collateral in transit or Collateral which moves in the ordinary course of business.


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         3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower and except as otherwise permitted hereunder. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens and Deposit Accounts and securities accounts held at other financial institutions in accordance with
Section 8 of the Schedule, and Borrower will at all times defend Silicon and the Collateral against all material claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture, other than trade fixtures. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease to which Borrower is a party as of the date hereof prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Silicon, use its reasonable efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify, so as to ensure that Silicon's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower, subject to its reasonable commercial judgment, will keep in full force and effect, and will comply with all the material terms of, any lease of real property where any of the Collateral now or in the future may be located. All of Borrower's subsidiaries' assets are now and will hereafter remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, other than Permitted Liens; provided, however, (i) AspenTech UK Limited may incur liens on substantially all of its assets, provided such liens shall secure not more than the principal amount of $5,000,000 and (ii) other non-Borrower subsidiaries may incur other liens which secure not more than $3,000,000 in the aggregate.

         3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

         3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles. Notwithstanding the foregoing, Borrower may move its books and records older than 1 year to an off-site storage facility.

         3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of Borrower as required by GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no material adverse change in the financial condition or business of Borrower taken as a whole. Borrower is solvent taken as a whole.

         3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed (or timely filed extensions thereof), and will timely file, all material tax returns required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes in excess of


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$750,000 becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms or applicable law, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower in excess of $500,000, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

         3.9 COMPLIANCE WITH LAW. Except as disclosed in the Schedule, Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

         3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $250,000 or more, or involving $1,500,000 or more in the aggregate.

         3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for working capital purposes of Borrower and its subsidiaries. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

         3.12 WITHHOLDING FOR HYPROTECH COMPANY. In the event any payments are received by Silicon from Hyprotech Company (the "Cdn Borrower") hereunder such payments will be made subject to applicable withholding for any taxes, levies, fees, deductions, withholding, restrictions or conditions of any nature whatsoever. Specifically, if at any time any governmental authority, applicable law, regulation or international agreement requires the Cdn Borrower to make any such withholding or deduction from any such payment or other sum payment hereunder to Silicon, the Cdn Borrower hereby covenants and agrees that the amount due from the Cdn Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Silicon receives a net sum equal to the sum which it would have received had no withholding or deduction been required and the Cdn Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. The Cdn Borrower will, upon request, furnish Silicon with proof satisfactory to Silicon indicating that the Cdn Borrower has made such withholding payment provided, however, that the Cdn Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by the Cdn Borrower. The agreements and obligations of the Cdn Borrower contained in this Section shall survive the Maturity Date.

4.  RECEIVABLES.

         4.1 REPRESENTATIONS RELATING TO RECEIVABLES. To the best of Borrower's knowledge after due inquiry, Borrower represents and warrants to Silicon as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represents an undisputed (except to the extent that any disputed portion is excluded from such Receivable in determining Minimum Eligibility Requirements) bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business, and (ii) meets the Minimum Eligibility Requirements set forth in Section 8 below.


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    SILICON VALLEY BANK                         LOAN AND SECURITY AGREEMENT
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         4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE.
Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and, to Borrower's knowledge, all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all material applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall, to the best of Borrower's knowledge, be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms (subject to the laws affecting creditors generally).

         4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Silicon transaction reports and loan requests and schedules of all Receivables, and schedules of collections, all on Silicon's standard forms, in accordance with Section 5.3 and Section 6 of the Schedule; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Receivables, nor shall Silicon's failure to advance or lend against a specific Receivable affect or limit Silicon's security interest and other rights therein. In the event Borrower has elected to be on "non-borrowing reporting status" (see
Section 6 of the Schedule), Borrower shall furnish Silicon with a Loan request at least fifteen (15) days prior to the requested funding date. Otherwise, Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Upon Silicon's request, together with each such schedule, or later if requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance in such form and at such intervals as Silicon shall reasonably request. In addition, upon Silicon's request, Borrower shall deliver to Silicon the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Upon Silicon's request, Borrower shall also provide Silicon with copies of all credit memos.

         4.4 COLLECTION OF RECEIVABLES. Borrower shall cause the Account Debtors to remit all Receivables owned by Borrower to Silicon and Silicon shall hold all payments on, and proceeds of, Receivables in a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may reasonably require. All such payments on, and proceeds of, Receivables shall be first applied to the Obligations in such order as Silicon shall determine, with the excess, if any, deposited on a daily basis into an operating account of Borrower with Silicon. Silicon or its designee may, at any time (i) after the occurrence and continuance of a Default or (ii) in connection with verifications as described in Section 4.8, notify Account Debtors that the Receivables are subject to the security interest of Silicon. Notwithstanding the foregoing, proceeds of Receivables owing to Hyprotech (the "Hyprotech Receivables"), at Borrower's option, shall not be subject to this Section 4.4 regarding a lockbox account or other "blocked account"; provided, however, if the Hyprotech Receivables are not remitted to Silicon in accordance with this Section 4.4, the Hyprotech Receivables shall not be deemed to meet Minimum Eligibility Requirements (as described in the definition of Eligible Receivable in Section 8 hereof).

         4.5. REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than three (3)Business Days after receipt by Borrower, to be first applied to the Obligations in such order as Silicon shall determine, with the excess, if any, to be deposited on a daily basis into an operating account of Borrower with


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Silicon; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $750,000 or less (for all such transactions in any fiscal year). Until forwarded to Silicon, Borrower agrees that it will hold the proceeds of the sale of Collateral received directly by Borrower separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section 4.5 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

         4.6 DISPUTES. Borrower shall notify Silicon promptly of all disputes or claims relating to Receivables owned by Borrower involving amounts in excess of $500,000. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Silicon may, at any time after the occurrence and continuance of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Silicon considers advisable in its reasonable credit judgment and, in all cases, Silicon shall credit Borrower's Loan account with only the net amounts received by Silicon in payment of any Receivables.

         4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Silicon upon Silicon's request). In the event any attempted return occurs after the occurrence and continuance of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Silicon, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as Silicon's property, and (iv) immediately notify Silicon of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Silicon's request deliver such returned Inventory to Silicon.

         4.8 VERIFICATION. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

         4.9 NO LIABILITY. Silicon shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

         5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

         5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require having regard to comparable businesses, and Borrower shall provide evidence of such insurance to Silicon, so that Silicon is reasonably satisfied that such insurance is, at all times, in full force and effect.


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All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds totaling less than $500,000 in aggregate during the term of this Agreement, which shall be utilized by Borrower for the replacement or repair of the Collateral with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

         5.3 REPORTS. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify.

         5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys on a confidential basis, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense (provided, however, Silicon shall conduct no more than four (4) such audits in any calendar year prior to the occurrence and during the continuance of an Event of Default) and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses. Except as permitted pursuant to
Section 3.6 hereof, Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Silicon's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Silicon the same rights with respect to access to books and records and related rights as Silicon has under this Loan Agreement.

         5.5 NEGATIVE COVENANTS. Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; provided, however, upon prior notice to Silicon, any Borrower, or any subsidiary of any Borrower, may merge into, or consolidate with, a Borrower (provided a Borrower is the surviving legal entity); (ii) acquire any assets or stock of another Person valued in excess of $5,000,000 in the aggregate in any calendar year, except in the ordinary course of business;
(iii) enter into any other transaction outside the ordinary course of business (other than with respect to Permitted Transfers or as otherwise permitted hereunder); (iv) sell or transfer any Collateral other than Permitted Transfers;
(v) store any Inventory or other Collateral in excess of $500,000 with any warehouseman or other third party except as permitted pursuant to Sections 3.3 and 3.6 hereof); (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets other than loans and advances to or for the benefit of Borrower's subsidiaries in amounts not to exceed the lesser of (A) the usual and necessary operating expenses of its subsidiaries or (B) $10,000,000 per fiscal quarter of the Agent; provided, however, each Borrower may make unlimited intercompany loans or advances to, or for the benefit of, any other Borrower; (viii) incur any debts outside the ordinary course of business except as permitted hereunder;
(ix) guarantee or otherwise become liable with respect to the obligations of another party or entity, provided, however, Borrower may guarantee the debts and performance obligations of its subsidiaries on an unsecured basis in amounts equal to or less than $8,000,000 in the aggregate amount outstanding at any time; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower), provided, however, Borrower may make cash dividends pursuant to the terms of Borrower's Series B Preferred Stock provided that at the time of such payment there is then no Event of Default continuing, or would be continuing after giving effect to such payment; (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, and/or any of Borrower's 5 1/4% Convertible Subordinated Debentures or other subordinated debt instruments; provided, however, Borrower may (A) make cash repurchases of Borrower's Series B Preferred Stock pursuant to the terms of Borrower's Series B


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    SILICON VALLEY BANK                         LOAN AND SECURITY AGREEMENT
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Preferred Stock and (B) redeem, retire, purchase or acquire, directly or indirectly, any of Borrower's 5 1/4% Convertible Subordinated Debentures pursuant to the terms of the Indenture, provided that at the time of such payment, redemption, retirement, acquisition or purchase there is then no Event of Default continuing, or would be continuing after giving effect to such payment, redemption, retirement, acquisition or purchase; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this
Section 5.5 are only permitted if no Default or Event of Default would occur as a result of such transaction.

         5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding. Any confidential information shall be treated as such by Silicon pursuant to Section 9.20 hereof.

         5.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6.   TERM.

         6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date may be extended upon written agreement of the parties hereto. Subject to the cancellation fees set forth in Section 3 of the Schedule, Borrower may terminate this Agreement at any time upon three (3) business days' notice to Silicon.

         6.2 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 100% of the undrawn amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and the termination of Silicon's commitment to lend hereunder, Silicon shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Silicon's security interests.


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7.  EVENTS OF DEFAULT AND REMEDIES.

         7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or
(c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and such excess is not repaid; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within twenty (20) Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) in excess of $500,000 is made on all or any part of the Collateral which is not cured within 20 days after the occurrence of the same, or immediately upon the service of process upon Silicon seeking to attach by trustee, mesne or other process, any of Borrower's funds in excess of $250,000 on deposit with, or assets in excess of $250,000 of the Borrower in the possession of, Silicon; or (g) any default or event of default occurs under any obligation in excess of $1,000,000 secured by a Permitted Lien entitling the holder of such lien to accelerate, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower defaults under any agreement evidencing any indebtedness for borrowed money in excess of $1,000,000 to any third party entitling the holder to accelerate; or (n) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement or the terms of such subordinated debt instrument (if no separate subordination agreement was required by Silicon), or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (o) there shall be a change in the record or beneficial ownership of the outstanding shares of stock of Agent, in one or more transactions, compared to the ownership of outstanding shares of stock of Agent in effect on the date hereof, which results in a change of voting control of Agent, without the prior written consent of Silicon; or (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which is reasonably likely to be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (q) there shall be (i) a material impairment in the perfection or priority of Silicon's security interest in the Collateral or in the value of such Collateral, (ii) a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower taken as a whole, or (iii) a material impairment of the prospect of repayment of any portion of the Obligations; or (r) Silicon, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which Silicon had no knowledge or notice of on the effective date; or (s) Borrower shall breach any material term of the Negative Pledge Agreement or an Event of Default shall exist under the Exim Agreement (other than an Event of Default under Section 8.3 of the Exim Agreement, unless such default was directly or indirectly caused by Borrower).


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         7.2 REMEDIES. Upon the occurrence and continuance of any Event of
Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found; provided, however, that should Silicon seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value in a commercially reasonable manner; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent (3%) per annum.

         7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten (10) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least ten (10) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in accurate, general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

         7.4 POWER OF ATTORNEY. Upon the occurrence and continuance of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any such time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's reasonable


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expense, to do any or all of the following, in Borrower's name or otherwise, but
Silicon agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its sole discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
(h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

         7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, subject always to commercial reasonableness, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

         7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the Massachusetts Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.


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8.       DEFINITIONS.

         As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means the obligor on a Receivable.

         "AFFILIATE" means, with respect to any Person, a partner, 10% shareholder, director, or senior officer of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "BUSINESS DAY" means a day on which Silicon is open for business.

         "CASH MANAGEMENT SERVICES" means amounts owing to Silicon in connection with Silicon's cash management services, direct deposit of payroll, business credit card, and check cashing services as may be further identified in the various cash management services agreements related to such Cash Management Services.

         "CODE" means the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts from time to time.

         "COLLATERAL" has the meaning set forth in Section 2.1 above.

         "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" has the meaning set forth in Section 9-102 of the Code.

         "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

         "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, in which Silicon has a first priority perfected lien (subject to Permitted Liens), which Silicon, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Silicon's good faith business judgment, the following (the "MINIMUM ELIGIBILITY REQUIREMENTS") are the minimum requirements for a Receivable to be an Eligible Receivable: (i) the Receivable must not be outstanding for more than 90 days from its invoice date (or 60 days from its due date if an invoice aging is not available), (ii) the Receivable must not be due under a fulfillment or requirements contract with the Account Debtor or represent Deferred Revenue (provided, however, Deferred Revenue offsets will not be deemed ineligible (if otherwise eligible hereunder) as long as Borrower maintains, at all times, an Adjusted Quick Ratio of at least 1.25 to 1.0), (iii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional, except as may otherwise be acceptable to Silicon in its discretion), (iv) the Receivable must not be owing from an Account Debtor with whom the Borrower has any dispute (whether or not relating to the particular Receivable), up to the disputed amount, (v) the Receivable must not be owing from an Affiliate of Borrower, (vi) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not reasonably acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's reasonable satisfaction, with the United States Assignment of Claims Act), (viii) the Receivable must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon); and (ix) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise. Receivables owing from one Account Debtor will not be deemed Eligible Receivables to the extent they exceed 25% of the total Receivables outstanding. In addition, if more than 50% of the Receivables owing from an Account Debtor are outstanding more than 90 days from their invoice date (without regard to unapplied credits) or


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are otherwise not eligible Receivables, then all Receivables owing from that
Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon five business days' written notice to the Borrower. Notwithstanding the foregoing, Hyprotech Receivables shall be not be deemed to meet Minimum Eligibility Requirements if Borrower has not elected to forward proceeds of same to a lockbox or other "blocked account" in accordance with
Section 4.4.

         "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.

         "EXIM AGREEMENT" means the Export-Import Bank Loan and Security Agreement of even date between Silicon, Aspen Technology, Inc. and AspenTech, Inc., as may be amended, restated, extended or replaced from time to time.

         "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, rights to payment for credit extended, amounts due to Borrower, credit memoranda in favor of Borrower, warranty claims, causes of action, corporate or other business records, deposits, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

         "LETTER-OF-CREDIT RIGHTS" means all letter-of-credit rights including, without limitation, "letter-of-credit rights" as defined in the Code and also any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, under or in connection with this Agreement, the Exim Agreement, the Negative Pledge Agreement or any note or other instrument or document executed in connection herewith, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, foreign exchange contracts, loan, Cash Management Services, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, all interest, charges, reasonable expenses, reasonable fees, reasonable attorney's fees, reasonable expert witness fees, audit fees,


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letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Silicon.

         "PAYMENT INTANGIBLES" means all payment intangibles including, without limitation, "payment intangibles" as defined in the Code and also any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "PERMITTED TRANSFERS" means the following: (A) the sale of finished Inventory in the ordinary course of Borrower's business, (B) the sale of obsolete or unneeded Equipment in the ordinary course of business in amounts not to exceed $750,000 in the aggregate in any calendar year, (C) the sale of other assets outside of the ordinary course valued at not more than $5,000,000 during the term of this Agreement, provided, however, the proceeds of such sale are promptly remitted first to Silicon for application to the Obligations then outstanding, if any, and then to an operating account of Borrower at Silicon or
(D) the sale (free and clear of any lien or security interest of Silicon, other than the proceeds of such sale) of Borrower's Receivables to Fleet Business Credit, General Electric Capital Corporation, or other reputable and comparable financial institutions, provided (i) such sale of Receivables is made on a "true sale", non-recourse basis consistent with Borrower's past practices , (ii) Silicon has been, prior to the sale of any such Receivable, notified in writing with reasonable detail identifying the Receivables to be sold , (iii) no such Receivables are included for borrowing hereunder as an Eligible Receivable from and after the date of such sale, (iv) either (x) such Receivable (or the portion thereof which is sold) does not meet Minimum Eligibility Requirements hereunder or (y) Borrower receives in cash at least 90% of the face amount of such Receivable as proceeds from such sale (if such Receivable (or the portion thereof which is sold) was otherwise eligible for borrowing hereunder) and (v) all proceeds of such sale are promptly remitted first to Silicon for application to the Obligations then outstanding, if any, and then to an operating account of Borrower at Silicon. Silicon agrees that provided all conditions precedent to the transfers permitted herein have been satisfied, Silicon will promptly thereafter execute all appropriate consents and releases, as reasonably requested by Borrower and/or the purchaser of any such items, rights or Receivables.

         "PERMITTED LIENS" means the following: (i) purchase money security interests in specific items of Equipment in an amount not to exceed $3,000,000 in the aggregate at any time outstanding during the term of this Agreement; (ii) leases of specific items of Equipment in an amount not to exceed $12,000,000 in the aggregate at any time outstanding during the term of this Agreement; (iii) liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; PROVIDED, THAT, the lien shall have no effect on the priority of the liens in favor of Silicon; (iv) additional security interests and liens consented to in writing by Silicon, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (vii) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (viii) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (ix) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (x) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods, (xi) [intentionally omitted], (xii) liens of Fleet National Bank in specific cash (or cash equivalents) pledged to Fleet National Bank to secure Borrower's obligations to Fleet National Bank (the "Fleet Debt") pursuant to certain letters of credit issued by Fleet National Bank (the "Fleet L/Cs") and foreign exchange forward contracts issued by Fleet National Bank (the "Fleet FX Contracts"),(xiii) liens of The Royal Bank of Scotland and/or National Westminster Bank or other reputable, comparable financial institution (collectively, "Nat West") in specific cash (or cash equivalents) pledged to Nat West to secure Borrower's obligations pursuant to that certain guaranty of certain


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letters of credit issued on behalf of AspenTech UK Limited in an amount not to exceed UK(pound)1,300,000.00 (the "Nat West Debt"); (xiv) liens under the Exim Agreement and (xv) lien on a long term Receivable due from Air Products in favor of General Electric Capital Corporation to secure Borrower's performance under a capital lease, provided such lien shall secure not more than the principal amount of $1,200,000. Silicon will have the right to require, as a condition to its consent under subsection (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement acceptable to Silicon (in its sole discretion), acknowledging that the security interest is subordinate to the security interest in favor of Silicon, and agreeing not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that default (after the expiration of any applicable notice or cure period) in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), accounts receivable, health-care insurance receivables, rights to payment, letters of credit, contract rights, chattel paper, instruments, securities, securities accounts, investment property, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "RESERVES" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in good faith reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in good faith, do or may reasonably be expected to affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Receivables), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

         "SUPPORTING OBLIGATIONS" means all supporting obligations including, without limitation, "supporting obligations" as defined in the Code and also any letter-of-credit right or secondary obligation which supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument, or investment property.

         OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.  GENERAL PROVISIONS.

         9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower's


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account for the amount of any item of payment which is unsatisfactory to Silicon in its sole discretion, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

         9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Silicon's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its sole discretion.

         9.3 CHARGES TO ACCOUNTS. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

         9.4 MONTHLY ACCOUNTINGS. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within sixty (60) days after each account is rendered, describing the nature of any alleged errors or admissions.

         9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

         9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

         9.8 WAIVERS. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.


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         9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of
its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

         9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

         9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

         9.12 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for such attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Riemer & Braunstein, LLP, but Borrower acknowledges and agrees that Riemer & Braunstein, LLP is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, Silicon shall be entitled to recover its reasonable costs and attorneys' fees, including (but not LIMITED to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Section 9.12 shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

         9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

         9.14 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

         9.15 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within the earlier to occur of (i) one year after the discovery of the act, occurrence or omission upon which such claim or cause of action is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter, or (ii) two years from the date of this Agreement, or if later, two years from the date of any amendment or modification of this Agreement which extends the Maturity Date. Borrower agrees that such period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.


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         9.16 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to
Silicon a lien, security interest, and right of setoff as security for all Obligations to Silicon, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping, or control of Silicon or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Silicon may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor then due and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE SILICON TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.

         9.17 SECTION HEADINGS; CONSTRUCTION. Section headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable section, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

         9.18 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the Commonwealth of Massachusetts. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in state or federal courts located within Massachusetts; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, provided, however, that if for any reason Silicon cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara, California.

         9.19 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         9.20 CONFIDENTIALITY. In handling any confidential information, Silicon shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Silicon's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower (provided such subsidiaries or affiliates shall comply with comparable confidentiality provisions); (ii) to prospective transferees or purchasers of any interest in the Loans (provided such transferees or purchasers shall comply with comparable confidentiality provisions); (iii) as required by law, regulation, subpoena, or other order;
(iv) as required in connection with Silicon's examination or audit; and (v) as Silicon considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Silicon's possession when disclosed to Silicon, or becomes part of the public domain after disclosure to Silicon (through no act or omission of Silicon); or (b) is disclosed to Silicon by a third party, which third party is not under any non-disclosure obligation.

    SILICON VALLEY BANK                         LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ASPEN TECHNOLOGY, INC.

BY: /s/ LISA W. ZAPPALA
   --------------------------------------
NAME:  Lisa W. Zappala
TITLE: Senior Vice President and
       Chief Financial Officer


ASPENTECH, INC.

BY: /s/ LISA W. ZAPPALA
   --------------------------------------
NAME:  Lisa W. Zappala
TITLE: Treasurer


HYPROTECH COMPANY

BY: /s/ D. E. MOULT
   --------------------------------------
NAME:  D. E. Moult
TITLE: Chief Financial Officer


SILICON:

SILICON VALLEY BANK, D/B/A
SILICON VALLEY EAST

BY: /s/ JOHN V. ATANASOFF
   --------------------------------------
NAME:  John V. Atanasoff
TITLE: Vice President

SILICON VALLEY BANK

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:    ASPEN TECHNOLOGY, INC., A DELAWARE CORPORATION

ADDRESS:     TEN CANAL PARK
             CAMBRIDGE, MASSACHUSETTS 02141

BORROWER:    ASPENTECH, INC., A TEXAS CORPORATION

ADDRESS:     TEN CANAL PARK
             CAMBRIDGE, MASSACHUSETTS 02141

BORROWER:    HYPROTECH COMPANY, A CORPORATION ORGANIZED UNDER THE LAWS OF
             NOVA SCOTIA, CANADA

ADDRESS:     TEN CANAL PARK
             CAMBRIDGE, MASSACHUSETTS 02141

DATE:        JANUARY 30, 2003



This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.
--------------------------------------------------------------------------------
1.  CREDIT LIMIT

--------------------------------------------------------------------------------
         (Section 1.1): An amount not to exceed the lesser of (A) or (B), below:
--------------------------------------------------------------------------------
         (A)
--------------------------------------------------------------------------------
                  (i) $15,000,000  (the "Maximum Credit Limit"); MINUS
--------------------------------------------------------------------------------
                  (ii) the aggregate amounts of all Loans (including Cash Management Services), then undrawn outstanding Letters of Credit, the FX Reserve, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.
--------------------------------------------------------------------------------
         (B)
--------------------------------------------------------------------------------
                  (i) 70% (which percentage may increase pursuant to the results of Silicon's field audit of Borrower's Receivables in accordance with the Advance Rate Chart) (the "Domestic Advance Rate") of the amount of the Borrower's Eligible Receivables (as defined in Section 8 above); PLUS
--------------------------------------------------------------------------------
                  (ii) the following amount to be included at all times other than as of 12/31, 3/31, 6/30 and 9/30 of each calendar year: the lesser of (x) 50% of the current portion of Borrower's long term domestic contract receivables that will be billed within the following 90 days, but that are otherwise Eligible Receivables hereunder or (y) $5,000,000.00; MINUS
--------------------------------------------------------------------------------
                  (iii) the aggregate amounts of all Loans (including Cash Management Services), then undrawn outstanding Letters of Credit, the FX Reserve, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.
--------------------------------------------------------------------------------

SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------
Notwithstanding the foregoing, Silicon may, from time to time, increase or decrease the advance rate(s) set forth herein in its good faith business judgment upon notice to Borrower based on changes in collection experience with respect to the Receivables or other issues or factors relating to the Receivables or the Collateral.
--------------------------------------------------------------------------------

As used herein, the "Advance Rate Chart" is as follows:
--------------------------------------------------------------------------------

   DILUTION          DOMESTIC          NON-HEDGED EXIM      HEDGED EXIM
                   ADVANCE RATE         ADVANCE RATE       ADVANCE RATE
--------------------------------------------------------------------------------
   15% - 20%             70%                70%                 80%
--------------------------------------------------------------------------------
 10% - 14.99%            75%                75%                 85%
--------------------------------------------------------------------------------
less than or             80%                80%                 90%
equal to 10%
--------------------------------------------------------------------------------

Dilution will be determined by Silicon's periodic field audits and the Advance Rates will be adjusted by Silicon thereafter in its good faith business judgment.


         LETTER OF CREDIT/FX CONTRACT/CASH MANAGEMENT SERVICES SUBLIMIT
--------------------------------------------------------------------------------
         (Section 1.5, 1.6, 1.7):   $11,000,000 (OF WHICH ONLY $2,000,000 MAY
                                    BE USED FOR FX RESERVE)
--------------------------------------------------------------------------------
2.  INTEREST.

         INTEREST RATE (Section 1.2):

         A rate equal to the "Prime Rate" in effect from time to time, plus 0.5% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed "Prime Rate" is the greater of (i) 4.25% or (ii) the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate. Notwithstanding the foregoing, upon Borrower's achievement of two consecutive quarters of positive net income (as reasonably determined by Silicon), the interest rate hereunder shall be reduced to the Prime Rate in effect from time to time, plus zero percent (0.0%) per annum. Such reduction in the interest rate shall be effective five (5) business days after Silicon receives sufficient (in it reasonable discretion) evidence of such achievement of positive net income.

--------------------------------------------------------------------------------

3.  FEES (Section 1.4):

         Initial Loan Fee: $150,000 payable concurrently herewith.

         Supplemental Loan Fee: A fully earned as of the date hereof, non-refundable annual fee of $75,000.00 due on January 29, 2004.

         Collateral Handling Fee: $2,000.00 ($1,000.00 when not borrowing and Borrower has advised Silicon that it has elected to be on "non-borrowing reporting status" pursuant to Section 6, below) per month, payable in arrears. Notwithstanding the foregoing, if Borrower maintains at least $4,000,000.00 on deposit with Silicon during such period in a non-interest bearing account, no Collateral Handling Fee shall be due hereunder.

         Unused Line Fee: In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding (including Letters of Credit, Cash Management Services and the FX Reserve) during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.25% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Loans outstanding (including Letters of Credit, Cash Management Services and the FX Reserve) during the month, which unused line fee shall be computed and paid monthly, in arrears, on the first day of the following month. Notwithstanding the foregoing, if Borrower maintains at least $4,000,000.00 on deposit with Silicon during such month in a non-interest bearing account, no Unused Line Fee shall be due hereunder.

    SILICON VALLEY BANK              SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

         Cancellation Fee: If the Obligations are voluntarily or involuntarily (in the event of Bankruptcy) prepaid or if this Agreement is otherwise terminated prior to January 29, 2004, the Borrower shall pay to Silicon a termination fee of $250,000.00. If the Obligations are voluntarily or involuntarily (in the event of Bankruptcy) prepaid or if this Agreement is otherwise terminated after January 29, 2004 but prior to the Maturity Date, Borrower shall pay to Silicon a termination fee of $125,000.00. Notwithstanding the foregoing, no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment (in the event of Bankruptcy), and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

         Letter of Credit Fees (Section 1.5): Borrower shall pay Silicon's customary fees and expenses for the issuance of Letters of Credit, including, without limitation, a Letter of Credit Fee of 1.5% per annum of the face amount of each Letter of Credit issued, upon the issuance or renewal of such Letter of Credit by Silicon; provided, however, Silicon may (in its sole discretion) reduce the Letter of Credit Fee for Letters of Credit with an expiry date of not more than eight months and issued within ninety days of date hereof.

4.  MATURITY DATE

         (Section 6.1):    January 29, 2005

5.  FINANCIAL COVENANTS

         (Section 5.1): Borrower shall comply with each of the following covenant(s). Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

         a. MINIMUM TANGIBLE NET WORTH:

         Borrower shall maintain, as of the last day of each month, to be tested monthly, a Tangible Net Worth of not less than the sum of (i) plus (ii) below:

--------------------------------------------------------------------------------

         (i)      (a) as of December 31, 2002 - $137,000,000
                  (b) from January 1, 2003 through and including January 31, 2003- $117,000,000
                  (c) from February 1, 2003 through and including February 28, 2003 - $102,000,000
                  (d) from March 1, 2003 through and including March 31, 2003 - $137,000,000
                  (e) from April 1, 2003 through and including April 30, 2003 - $122,000,000
                  (f) from May 1, 2003 through and including May 31, 2003 - $107,000,000
                  (g) from June 1, 2003 through and including June 30, 2003 - $142,000,000
                  (h) from July 1, 2003 through and including July 31, 2003 - $127,000,000
                  (i) from August 1, 2003 through and including August 31, 2003
                  - $112,000,000
                  (j) from September 1, 2003 through and including September 30, 2003 - $142,000,000
                  (k) from October 1, 2003 through and including October 31, 2003 - $127,000,000
                  (l) from November 1, 2003 through and including November 30, 2003 - $112,000,000
                  (m) from December 1, 2003 through and including December 31, 2003 - $147,000,000
                  (n) from January 1, 2004 through and including January 31, 2004- $137,000,000
                  (o) from February 1, 2004 through and including February 28, 2004 - $127,000,000
                  (p) from March 1, 2004 through and including March 31, 2004 - $147,000,000

    SILICON VALLEY BANK                SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                  (q) from April 1, 2004 through and including April 30, 2004 - $137,000,000
                  (r) from May 1, 2004 through and including May 31, 2004 - $127,000,000
                  (s) from June 1, 2004 through and including June 30, 2004 - $147,000,000
                  (t) from July 1, 2004 through and including July 31, 2004 - $137,000,000
                  (u) from August 1, 2004 through and including August 31, 2004
                  - $127,000,000
                  (v) from September 1, 2004 through and including September 30, 2004 - $147,000,000
                  (w) from October 1, 2004 through and including October 31, 2004 - $137,000,000
                  (x) from November 1, 2004 through and including November 30, 2004 - $127,000,000
                  (y) from December 1, 2004 and thereafter - $147,000,000

         (ii) 75% of all consideration received after the date hereof from proceeds from the issuance of any equity securities of the Borrower (other than (i) the issuance of stock options under Borrower's employee stock option plan or (ii) stock purchases under Borrower's employee stock purchase plan) and/or subordinated debt incurred by the Borrower (net of refinanced amounts of existing subordinated debt).
--------------------------------------------------------------------------------

         b. MINIMUM CASH OR EXCESS AVAILABILITY:

         The Borrower shall at all times maintain $5,000,000.00 in (i) cash deposits maintained at Silicon, and/or (ii) excess "availability" under this Agreement (net of Loans, Letters of Credit or other indebtedness under this Agreement), as determined by Silicon based upon the Credit Limit restrictions set forth in Section 1 above).
--------------------------------------------------------------------------------

         c. ADJUSTED QUICK RATIO:

         Borrower shall maintain, at all times, to be tested quarterly, an Adjusted Quick Ratio of at least 1.0 to 1.0.
--------------------------------------------------------------------------------

         DEFINITIONS. For purposes of the foregoing financial covenants, the following term shall have the following meaning:

         "Adjusted Quick Ratio" is the ratio of (i) Quick Assets to (ii) Current Liabilities PLUS the face amount of all issued Letters of Credit (both hereunder and under the Exim Agreement), LESS the current portion of Deferred Revenue and other income received in advance.

         "Current Liabilities" are the aggregate amount of Borrower's Liabilities which mature within one (1) year, which shall include, without limitation, all Obligations.

         "Liabilities" shall have the meaning ascribed thereto by generally accepted accounting principles.

         "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable (plus the current portion of long-term installment receivables, net of unamortized discounts) and investments with maturities of fewer than 12 months determined according to GAAP.

         "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

         (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

    SILICON VALLEY BANK                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

         (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.
--------------------------------------------------------------------------------

6.  REPORTING.

      (Section 5.3):

         Borrower shall provide Silicon with the following:

         1. From the date hereof through June 30, 2003, weekly and upon each loan request, borrowing base certificates. From July 1, 2003 and thereafter, weekly and upon each loan request, borrowing base certificates and transaction reports. Notwithstanding the foregoing, (i) if Borrower is on "non-borrowing reporting status" and maintains at least $10,000,000 in cash on deposit at Silicon and/or excess "availability" hereunder, such reports shall be due bi-weekly and (ii) if Borrower is on "non-borrowing reporting status" and maintains at least $20,000,000 in cash on deposit at Silicon and/or excess "availability" hereunder, such reports shall be due monthly.

         2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within twenty days after the end of each month.

         3. Monthly Receivable agings, aged by invoice date, and receivable reconciliations, within twenty days after the end of each month.

         4. Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.

         5. Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

         6. Quarterly unaudited financial statements, as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

         7. Annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

         8. Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Silicon, together with an unqualified opinion on the financial statements.

         9. Such additional reports and information as Silicon may from time to time specify.

         Borrower may elect to be on "non-borrowing reporting status" if Borrower notifies Silicon in writing that it so elects and there are no Loans or other Obligations outstanding hereunder (other than issued, but undrawn, Letters of Credit). After Borrower has notified Silicon of its intention to be on "non-borrower reporting status", as further set forth in Section 4.3 of this Agreement, Borrower must provide Silicon at least fifteen (15) days prior written notice of its intention to borrow.

    SILICON VALLEY BANK                SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

7.  BORROWER INFORMATION:

         PRIOR NAMES OF
         BORROWER
         (Section 3.2):  See Perfection Certificates of even date herewith

         PRIOR TRADE
         NAMES OF BORROWER
         (Section 3.2):  See Perfection Certificates of even date herewith

         EXISTING TRADE
         NAMES OF BORROWER
         (Section 3.2):  See Perfection Certificates of even date herewith

         OTHER LOCATIONS AND
         ADDRESSES (Section 3.3):   See Perfection Certificates of even date
                                    herewith

         COMPLIANCE WITH
         LAWS (Section 3.9):        See Exhibit B hereto

         MATERIAL ADVERSE
         LITIGATION (Section 3.10): See Exhibit B hereto

    SILICON VALLEY BANK                SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

8.  OTHER COVENANTS

         (Section 5.1): Borrower shall at all times comply with all of the following additional covenants:

         (1) BANKING RELATIONSHIP. In order for Silicon to properly monitor its loan arrangement with the Borrower, except as otherwise provided below, Borrower and all of its direct or indirect subsidiaries shall at all times maintain with Silicon (or its affiliate, SVB Securities, Inc.) all of their operating, deposit, investment and other securities accounts. Notwithstanding the foregoing, prior to the occurrence and continuance of an Event of Default, Borrower and its direct or indirect subsidiaries may maintain (without a control agreement in favor of Silicon):

         a. up to $750,000 at other financial institutions in the United States;

         b. amounts at other financial institutions in the United States, which amounts are to be used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees;

         c. up to the lesser of (A) $10,000,000 or (B) 40% of Borrower's and all of its direct or indirect subsidiaries unrestricted cash and cash equivalents, at financial institutions located outside of the United States; provided, however, Borrower may maintain up to the lesser of (A) $15,000,000 or (B) 40% of Borrower's and all of its direct or indirect subsidiaries unrestricted cash and cash equivalents, at financial institutions located outside of the United States during any period in which Borrower is on "non-borrowing reporting status";

         d. up to $11,000,000 at Fleet National Bank to secure the Fleet Debt, until the Fleet L/Cs and Fleet FX Contracts have expired and/or transferred to Silicon, all in accordance with the schedule annexed hereto as Exhibit A; and

         e. up to UK(pound)1,300,000.00 at Nat West to secure the Nat West Debt.

         (2) SUBORDINATION OF INSIDE DEBT. Other than holders of Borrower's
5 1/4% Convertible Subordinated Debentures, all present and future indebtedness for money borrowed of the Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for holders of Borrower's 5 1/4% Convertible Subordinated Debentures. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

    SILICON VALLEY BANK                 SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

         (3) SUBORDINATION AGREEMENTS. Prior to incurring any indebtedness for money borrowed (other than indebtedness secured by Permitted Liens), Borrower shall cause each creditor to execute and deliver to Silicon a subordination agreement on Silicon's standard form subordinating to the Obligations the indebtedness of Borrower to any such creditor. Borrower and Silicon hereby acknowledge and agree that the Obligations are and shall at all times constitute "Senior Debt" of Borrower with respect to each of its subordinated creditors, including, without limitation, those subordinated creditors party to a certain Indenture dated June 17, 1998 (the "Indenture"). Borrower hereby represents, warrants and certifies that the Obligations constitute Senior Debt under the Indenture. Silicon shall have the right as a holder of Senior Debt to send notices of Events of Default hereunder to the Trustee under the Indenture from time to time in its reasonable discretion and Silicon agrees to promptly give Borrower a copy of such notices sent to the Trustee. Borrower hereby agrees that it will not materially modify any of the terms and conditions of the Indenture in a manner that could reasonably be expected to adversely affect Silicon without Silicon's prior written consent in each instance. Other then redemptions, retirements, acquisitions or purchases to the extent permitted pursuant to Section 5.5 (xi) hereof, Borrower shall not make any payments of any kind to, or for the benefit of, any of the holders of Borrower's 5 1/4% Convertible Subordinated Debentures or the Trustee under the Indenture without Silicon's prior written consent in each instance; provided, however, Borrower may make regularly scheduled payments in accordance with the terms of the Indenture provided that at the time of such payment there is then no Event of Default continuing, or would be continuing after giving effect to such payment.

         (4) NEGATIVE PLEDGE AGREEMENT. As a condition precedent to the effectiveness of this Agreement, Borrower shall have executed and delivered to Silicon a Negative Pledge Agreement (the "Negative Pledge Agreement") regarding Borrower's Intellectual Property, substantially in the form attached hereto as Exhibit B.

    SILICON VALLEY BANK                SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------


BORROWER:

ASPEN TECHNOLOGY, INC.

BY: /s/ LISA W. ZAPPALA
   ---------------------------------
NAME:  Lisa W. Zappala
TITLE: Senior Vice President and
       Chief Financial Officer


ASPENTECH, INC.

BY: /s/ LISA W. ZAPPALA
   ---------------------------------
NAME:  Lisa W. Zappala
TITLE: Senior Vice President and
       Chief Financial Officer


HYPROTECH COMPANY

BY: /s/ D. E. MOULT
   ---------------------------------
NAME:  D. E. Moult
TITLE: Chief Financial Officer


SILICON:

SILICON VALLEY BANK, D/B/A
SILICON VALLEY EAST

BY: /s/ JOHN V. ATANASOFF
   ---------------------------------
NAME:  John V. Atanasoff
TITLE: Vice President